UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 300,

Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

ITEM 1.01 Entry Into a Material Definitive Agreement.

On June 29, 2020, Trinseo Europe GmbH, a wholly owned subsidiary of Trinseo S.A. (the “Company”) entered into a long-term Sales Contract with Dow Europe GmBH for the sale of butadiene to the Company (the “BD Agreement”). Pursuant to the BD Agreement the Company will purchase butadiene directly from Dow Europe’s existing butadiene extraction facilities for use in its Boehlen, Terneuzen and other locations. The BD Agreement has a five-year term with automatic two-year renewal provisions, and contains annual minimum purchase and maximum sale volume commitments.

The foregoing description of the BD Agreement is qualified in its entirety by reference to the terms and conditions of the BD Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

ITEM 9.01 Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Butadiene Sales Contract (Europe), between Dow Europe GmbH and Trinseo Europe GmbH, dated June 29, 2020*
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

*Certain portions of this exhibit were redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause us competitive harm if publicly disclosed. We agree to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission on its request; provided, however that the Company may request confidential treatment of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO S.A.

	By:	/s/ Angelo N. Chaclas
	Name:	Angelo N. Chaclas
	Title:	Senior Vice President, Chief Legal Officer, Chief Compliance Officer & Corporate Secretary

Date: July 2, 2020